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                                                                      EXHIBIT 16


                                Ernst & Young LLP
                               1111 Summer Street
                               Stamford, CT 06905
                                Tel: 203-674-3000



June 6, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Amendment No. 1 to Form 8-K dated June 6, 2003 of Coastal Caribbean Oils & Minerals, Ltd. and are in agreement with the statements contained in paragraphs 1 through 3 therein, other than with respect to the last sentence of the first paragraph and with respect to the fourth paragraph for which we have no basis to agree or disagree with such statements.


                                                           /s/ Ernst & Young LLP